EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Second Quarter 2021 Financial Results

Results for the Second Quarter of 2021:

  Net income attributable to the company of $9.7 million, or $0.20 per diluted share inclusive of a $3.8 million loss related to the sale of certain assets and a $9.5 million charge related to a private exchange of convertible notes
  Adjusted EBITDA of $54.8 million, exclusive of a $3.8 million loss related to the sale of certain assets
  Consolidated crush margin of $0.37 per gallon
  Strong liquidity position, with cash, cash equivalents and restricted cash of $615.4 million and $294.2 million available under committed credit facilities

OMAHA, Neb., Aug. 02, 2021 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the second quarter of 2021. Net income attributable to the company was $9.7 million, or $0.20 per diluted share inclusive of a loss related to the sale of certain assets of $3.8 million and a $9.5 million charge related to a privately negotiated exchange of convertible notes compared with a net loss of $8.2 million, or $(0.24) per diluted share, for the same period in 2020. Revenues were $724.4 million for the second quarter of 2021 compared with $388.0 million for the same period last year.

“The first half of 2021 has been transformational for Green Plains, culminating with a strong second quarter,” said Todd Becker, president and chief executive officer. “We continue to pursue our path to 2024 with an intense focus on executing our strategy while strong financial results from the second quarter have provided additional liquidity to achieve our transformation plan. We are executing on key milestones to deploy Ultra-High Protein technology across our platform, including naming Fagen as our exclusive construction partner and breaking ground at an additional location. As part of our execution plan, we have ordered essential long lead time equipment for our projects, keeping each location on a path toward on-time completion.”

“We are establishing the key building blocks across our company to drive sales, marketing, innovation and technology goals and are making great progress in each of our four strategic areas of growth: Ultra-High Protein, renewable corn oil, clean sugar and carbon capture and sequestration,” added Becker. “In each of these areas our focus remains on delivering on our 2024 and 2025 targets.”

Advancing Strategic Growth Opportunities

“We have achieved a number of key milestones with our Ultra-High Protein initiative this year with additional objectives underway,” added Becker. “We continue to work with customers across all species on use and application of this innovative product in 2022 and beyond. We also plan to break ground on additional locations in the coming weeks and months as our construction program ramps up. To support our ongoing transition to creating sustainable ingredients, we have been building a deep sales and development team focused on innovation and delivering value to our customers.”

“Our renewable corn oil strategy continues to evolve and we believe we will be able to further monetize this opportunity,” added Becker. “As the market expands and begins to focus on waste oils with significantly lower carbon intensity than food oils, we believe we will have the opportunity to further participate in the robust renewable diesel margin by committing significant volumes to one of the many projects looking for long term supply sources.”

“During the quarter, we delivered our first shipments of dextrose produced with our Clean Sugar Technology from the Innovation Center at York,” added Becker. “Based on favorable early feedback, we are moving forward with reviewing opportunities to deploy Clean Sugar Technology on a larger scale. We believe this keeps us on track to deliver low-carbon, sustainable ingredients for various markets, further expanding what we can produce from each kernel of corn.”

“While Green Plains is the largest committed shipper on the Summit Carbon Solutions Midwest Carbon Express pipeline, we are also a founding shareholder of SCS, which gives us an option to be a substantial equity investor and partner in the project,” said Becker. “We have engaged a world class due diligence team of engineering firms, right of way experts and pipeline construction firms to help Green Plains make a more well-informed decision on capital allocation and thus far, believe this project has a high probability of success and could prove beneficial to the value of Green Plains.”

“We believe our growing focus on low-carbon, innovative ingredients, supported through expanded protein opportunities, renewable corn oil and future opportunities in carbon capture and sequestration, keeps us on a continued path to deliver on our 2024 and 2025 financial goals,” concluded Becker.

Second Quarter Highlights and Recent Developments

  Announced Fagen, Inc. as exclusive construction partner for Ultra-High Protein buildout
  Announced ground breaking at Green Plains Central City LLC for construction of MSC™ Ultra-High Protein
  Began batch operations for the clean sugar project at the Innovation Center at York, Neb. to produce dextrose to target applications in food production, renewable chemicals and synthetic biology
  Announced additional locations to join Summit Carbon Solutions’ carbon capture and sequestration project
  Announced Negil McPherson Jr. as Chief People Officer and promoted Leslie van der Meulen to EVP Product Marketing and Innovation

Results of Operations
Green Plains sold 190.9 million gallons of ethanol during the second quarter of 2021, compared with 149.9 million gallons for the same period in 2020. The consolidated ethanol crush margin was $70.2 million, or $0.37 per gallon, for the second quarter of 2021, compared with $13.9 million, or $0.09 per gallon, for the same period in 2020. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs and other fees, net of related expenses.

Consolidated revenues increased $336.4 million for the three months ended June 30, 2021 compared with the same period in 2020 primarily due to higher prices and production volumes of ethanol, distillers grains and corn oil and increased trading revenues within our agribusiness and energy services segment.

Operating income increased $50.4 million and adjusted EBITDA increased $36.9 million for the three months ended June 30, 2021 compared with the same period last year primarily due to increased margins on ethanol production. Interest expense increased $9.4 million for the three months ended June 30, 2021 compared with the same period in 2020 due to the $9.5 million loss upon settlement of convertible notes recorded during the quarter. Income tax benefit was $4.8 million for the three months ended June 30, 2021 compared with income tax benefit of $11.5 million for the same period in 2020 primarily due to an increase in pretax book income for the three months ended June 30, 2021 offset by the tax benefit for utilization of previously recorded net operating losses.

Segment Information
The company reports the financial and operating performance for the following four operating segments: (1) ethanol production, which includes the production of ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities, (3) food and ingredients, which includes food-grade corn oil and (4) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Var.	2021	2020	% Var.
Revenues:
Ethanol production	$555,273	$290,542	91.1%	$978,995	$766,267	27.8%
Agribusiness and energy services	173,487	100,491	72.6	307,431	263,680	16.6
Partnership	19,701	20,381	(3.3)	40,107	40,652	(1.3)
Intersegment eliminations	(24,043)	(23,390)	2.8	(48,475)	(49,706)	(2.5)
	$724,418	$388,024	86.7%	$1,278,058	$1,020,893	25.2%
Gross margin:
Ethanol production	$61,617	$6,368	867.6%	$69,814	$(7,057)	* %
Agribusiness and energy services	3,306	4,688	(29.5)	21,176	11,375	86.2
Partnership	19,701	20,381	(3.3)	40,107	40,652	(1.3)
Intersegment eliminations	386	(4,309)	*	(1,680)	(2,201)	(23.7)
	$85,010	$27,128	213.4%	$129,417	$42,769	202.6%
Depreciation and amortization:
Ethanol production	$18,483	$17,184	7.6%	$37,011	$33,082	11.9%
Agribusiness and energy services	595	556	7.0	1,202	1,109	8.4
Partnership	795	966	(17.7)	1,682	1,927	(12.7)
Corporate activities	659	669	(1.5)	1,318	1,337	(1.4)
	$20,532	$19,375	6.0%	$41,213	$37,455	10.0%
Operating income (loss):
Ethanol production (1)	$33,543	$(18,792)	278.5%	$13,223	$(79,573)	116.6%
Agribusiness and energy services	(851)	351	(342.5)	12,495	2,911	329.2
Partnership	11,916	12,225	(2.5)	24,787	24,655	0.5
Intersegment eliminations	386	(4,283)	109.0	(1,680)	(2,150)	(21.9)
Corporate activities	(13,961)	(8,869)	57.4	13,555	(19,539)	169.4
	$31,033	$(19,368)	260.2%	$62,380	$(73,696)	184.6%
Adjusted EBITDA:
Ethanol production	$52,052	$(1,607)	* %	$50,263	$(45,732)	209.9%
Agribusiness and energy services	(254)	1,037	(124.5)	13,697	4,165	228.9
Partnership	12,880	13,366	(3.6)	26,813	26,914	(0.4)
Intersegment eliminations	386	(4,283)	109.0	(1,680)	(2,150)	(21.9)
Corporate activities (2)	(14,140)	7,381	*	14,074	8,329	69.0
EBITDA	50,924	15,894	220.4	103,167	(8,474)	*
Loss (gain) on sale of assets, net	3,825	-	*	(33,068)	-	*
Proportional share of EBITDA adjustments to equity method investees	50	2,041	(97.6)	94	4,978	(98.1)
Noncash goodwill impairment	-	-	*	-	24,091	*
Adjusted EBITDA	$54,799	$17,935	205.5%	$70,193	$20,595	240.8%

(1) Operating loss for ethanol production includes a goodwill impairment charge of $24.1 million for the six months ended June 30, 2020.
(2) Includes corporate expenses, offset by a loss on sale of assets of $3.8 million and a $33.1 million gain on sale of assets for the three and six months ended June 30, 2021, respectively, and earnings from equity method investments of $12.0 million and $19.8 million for the three and six months ended June 30, 2020, respectively.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Var.	2021	2020	% Var.
Ethanol production
Ethanol sold (gallons)	190,913	149,872	27.4%	368,913	390,338	(5.5)%
Distillers grains sold (equivalent dried tons)	494	383	29.0	967	1,025	(5.7)
Corn oil sold (pounds)	54,875	39,496	38.9	101,438	102,048	(0.6)
Corn consumed (bushels)	65,424	51,908	26.0	127,020	135,791	(6.5)

Agribusiness and energy services
Domestic ethanol sold (gallons)	228,274	145,853	56.5	407,094	355,436	14.5
Export ethanol sold (gallons)	20,690	68,789	(69.9)	88,425	168,509	(47.5)
	248,964	214,642	16.0	495,519	523,945	(5.4)
Partnership
Storage and throughput (gallons)	191,842	150,047	27.9	370,818	391,685	(5.3)

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020
			($ per gallon produced)

Ethanol production operating income (loss)	$33,543	$(18,792)	$0.18	$(0.13)
Depreciation and amortization	18,483	17,184	0.10	0.12
Total adjusted ethanol production	52,026	(1,608)	0.28	(0.01)

Intercompany fees, net:
Storage and logistics (partnership)	11,978	12,290	0.06	0.08
Marketing and agribusiness fees (1) (agribusiness and energy services)	6,234	3,221	0.03	0.02
Consolidated ethanol crush margin	$70,238	$13,903	$0.37	$0.09

(1) For the three months ended June 30, 2021, includes $1.5 million for certain nonrecurring decommissioning and nonethanol operations costs.

Liquidity and Capital Resources
On June 30, 2021, Green Plains had $615.4 million in total cash, cash equivalents and restricted cash, and $294.2 million available under committed credit facilities, which are subject to restrictions and other lending conditions. Total debt outstanding at June 30, 2021 was $715.0 million, including $174.0 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $52.0 million of debt related to Green Plains Partners, net of debt issuance costs. The partnership’s outstanding debt was refinanced on July 20, 2021, extending the maturity to July 2026.

Conference Call Information
On Aug. 2, 2021, Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss second quarter 2021 operating results for each company. Domestic and international participants can access the conference call by dialing 877.711.2374 and 281.542.4862, respectively, and referencing conference ID 6498532. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at https://investor.gpreinc.com/events-presentations.

Non-GAAP Financial Measures
Management uses adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and noncash goodwill impairment. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated savings from Project 24 and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$496,932	$233,860
Restricted cash	118,441	40,950
Accounts receivable, net	80,298	55,568
Income tax receivable	1,087	661
Inventories	275,001	269,491
Other current assets	58,151	41,823
Total current assets	1,029,910	642,353
Property and equipment, net	808,221	801,690
Operating lease right-of-use assets	65,808	61,883
Other assets	89,015	72,991
Total assets	$1,992,954	$1,578,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$102,404	$140,058
Accrued and other liabilities	56,576	38,471
Derivative financial instruments	18,577	20,265
Current operating lease liabilities	16,686	14,902
Short-term notes payable and other borrowings	174,008	140,808
Current maturities of long-term debt	2,376	98,052
Total current liabilities	370,627	452,556
Long-term debt	538,619	287,299
Long-term operating lease liabilities	51,843	49,549
Other liabilities	26,635	12,849
Total liabilities	987,724	802,253

Stockholders' equity
Total Green Plains stockholders' equity	864,071	646,852
Noncontrolling interests	141,159	129,812
Total liabilities and stockholders' equity	$1,992,954	$1,578,917

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Var.	2021	2020	% Var.
Revenues
Product	$721,786	$386,640	86.7%	$1,273,766	$1,018,221	25.1%
Services	2,632	1,384	90.2	4,292	2,672	60.6
Total revenues	724,418	388,024	86.7	1,278,058	1,020,893	25.2
Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	639,408	360,896	77.2	1,148,641	978,124	17.4
Operations and maintenance	6,237	6,603	(5.5)	11,991	12,763	(6.0)
Selling, general and administrative	23,383	20,518	14.0	46,901	42,156	11.3
Loss (gain) on sale of assets, net	3,825	-	*	(33,068)	-	*
Goodwill impairment	-	-	*	-	24,091	*
Depreciation and amortization	20,532	19,375	6.0	41,213	37,455	10.0
Total costs and expenses	693,385	407,392	70.2	1,215,678	1,094,589	11.1
Operating income (loss)	31,033	(19,368)	260.2	62,380	(73,696)	184.6
Other income (expense)
Interest income	441	47	*	471	640	(26.4)
Interest expense	(19,058)	(9,670)	97.1	(50,737)	(19,367)	162.0
Other, net	(1,250)	14	*	(1,240)	850	(245.9)
Total other expense	(19,867)	(9,609)	106.8	(51,506)	(17,877)	188.1
Income (loss) before income taxes and income from equity method investees	11,166	(28,977)	138.5	10,874	(91,573)	111.9
Income tax benefit	4,783	11,458	(58.3)	2,921	55,741	(94.8)
Income from equity method investees, net of income taxes	168	12,045	(98.6)	343	20,011	(98.3)
Net income (loss)	16,117	(5,474)	394.4	14,138	(15,821)	189.4
Net income attributable to noncontrolling interests	6,374	2,740	132.6	10,940	8,838	23.8
Net income (loss) attributable to Green Plains	$9,743	$(8,214)	218.6%	$3,198	$(24,659)	113.0%

Earnings per share:
Net income (loss) attributable to Green Plains - basic	$0.21	$(0.24)		$0.08	$(0.71)
Net income (loss) attributable to Green Plains - diluted	$0.20	$(0.24)		$0.07	$(0.71)

Weighted average shares outstanding:
Basic	45,425	34,603		41,581	34,634
Diluted	58,171	34,603		42,675	34,634

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$14,138	$(15,821)
Noncash operating adjustments:
Depreciation and amortization	41,213	37,455
Gain on sale of assets, net	(31,757)	-
Loss on extinguishment of convertible notes	31,636	-
Goodwill impairment	-	24,091
Deferred income taxes	(2,900)	(18,132)
Other	6,286	8,235
Net change in working capital	(88,828)	30,109
Net cash provided by (used in) operating activities	(30,212)	65,937

Cash flows from investing activities:
Purchases of property and equipment, net	(59,899)	(63,881)
Proceeds from the sale of assets	73,846	-
Other investing activities	(4,000)	(4,098)
Net cash provided by (used in) investing activities	9,947	(67,979)

Cash flows from financing activities:
Net proceeds - long-term debt	219,142	2,684
Net payments - short-term borrowings	(16,033)	(64,090)
Proceeds from issuance of common stock	191,134	-
Payment for repurchase of common stock	-	(11,479)
Other	(33,415)	(11,373)
Net cash provided by (used in) financing activities	360,828	(84,258)

Net change in cash, cash equivalents and restricted cash	340,563	(86,300)
Cash, cash equivalents and restricted cash, beginning of period	274,810	269,896
Cash, cash equivalents and restricted cash, end of period	$615,373	$183,596

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$496,932	$163,362
Restricted cash	118,441	20,234
Total cash, cash equivalents and restricted cash	$615,373	$183,596

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$16,117	$(5,474)	$14,138	$(15,821)
Interest expense (1)	19,058	9,670	50,737	19,367
Income tax benefit, net of equity method income tax expense	(4,783)	(7,677)	(2,921)	(49,475)
Depreciation and amortization (2)	20,532	19,375	41,213	37,455
EBITDA	50,924	15,894	103,167	(8,474)
Loss (gain) on sale of assets, net	3,825	-	(33,068)	-
Proportional share of EBITDA adjustments to equity method investees	50	2,041	94	4,978
Noncash goodwill impairment	-	-	-	24,091
Adjusted EBITDA	$54,799	$17,935	$70,193	$20,595

(1) Interest expense for the three and six months ended June 30, 2021 includes a loss on settlement of convertible notes of $9.5 million. Interest expense for the six months ended June 30, 2021 also includes a loss upon extinguishment of convertible notes of $22.1 million.
(2) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Phil Boggs | Senior Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com